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                                                                       Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-74325) pertaining to the LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our report dated March 30, 2001, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.

                                      /s/ Ernst & Young LLP
                                      ---------------------

Fort Wayne, Indiana
September 28, 2001